Exhibit 99.1

Isonics Retains Prominent Regional Accounting Firm Hein & Associates LLP
as Independent Registered Public Accounting Firm

Firm Ranks Top 10 Nationally in Public Company Clients

GOLDEN, Colo.—(BUSINESS WIRE)—Dec. 1, 2004—Isonics Corporation (NASDAQ:ISON), committed to the development of next-generation technology for the homeland security and semiconductor markets, has announced the retention of Denver, Colo.,-based accounting firm Hein & Associates LLP as the Company’s new registered auditors.  The announcement was made by James E. Alexander, CEO of Isonics.

Hein & Associates LLP is a full-service accounting firm which ranks among the top 10 accounting and advisory firms in the nation in the number of public companies it serves. With offices in Denver, Houston, Dallas, Southern California and Phoenix, Hein & Associates has provided a range of accounting and business advisory services to companies of all sizes and in a variety of industries for twenty-five years.  It has specialized in services to firms in the energy sector, information and communications, manufacturing and real estate.

Hein & Associates LLP replaced accounting firm Grant Thornton LLP as Isonics’ auditors. “We are looking forward to a productive working relationship with Hein & Associates LLP,” said Mr. Alexander. Details of the change are provided in the Company’s Form 8K, filed on December 1st.

About Isonics Corporation

Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics’ Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company’s Web site at http://www.isonics.com.  A presentation about Isonics’ NeutroTest™ explosive detection prototype can be found at http://www.tril03.com/isonics/madrid.pdf.  A video demonstrating the functioning

NeutroTest prototype can be viewed at http://www.trilogy-capital.com.edgesuite.net/.

Cautionary Statement

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three months ended July 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company’s historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company’s filings with the Securities and Exchange Commission. Isonics cautions investors that there are currently no commercial NeutroTest products, and no guarantee there will be. Isonics has made no NeutroTest sales and no government agency or other person has expressed an interest in purchasing NeutroTest. There can be no assurance that Isonics will be able to manufacture the NeutroTest for the market at a cost and with capabilities that meet the needs of prospective customers.

This announcement may contain forward-looking statements made by senior management of Isonics that involve risks and uncertainties, such as statements about plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in—or suggested by—statements made in this announcement due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made in this announcement. For more information about Isonics and risks arising from investing in Isonics, you are directed to the Company’s most recent Form 10-KSB filed with the Securities and Exchange Commission.

Contact:

     Isonics Corporation

     James Alexander, 303-279-7900

     or

     Investor Relations:

     Trilogy Capital Partners, Inc.

     Paul Karon, 800-592-6067

     paul@trilogy-capital.com